PRESS RELEASE

WESTWAY GROUP, INC. ANNOUNCES

Q1 2010 RESULTS CONFERENCE CALL

NEW ORLEANS, May 4, 2010 - Westway Group, Inc. ("Westway" or the "Company") (NASDAQ: WWAY) plans to announce its results for its first quarter ended March 31, 2010 before the market opens on Monday, May 10, 2010. The Company has scheduled a conference call following this earnings release on Tuesday, May 11, 2010, at 10:30 a.m., Central Time, 11:30 a.m., Eastern Time. During the call, the Company's Chief Executive Officer, Peter Harding, and Chief Financial Officer, Thomas Masilla, will discuss Westway's financial results. Financial information referenced during the conference call will be posted to the "Investor Relations" section of the Company's website, http://www.westway.com.

To participate in the conference call, dial (408) 774-4004 or (877) 312-9404 and provide conference identification code 73229682. The Company intends to have a playback available for seven days following the conference call, which may be accessed by calling (706) 645-9291 or (800) 642-1687 and providing conference identification code 73229682. Thereafter, a playback will be available on the Company's website at http://www.westway.com for three months following the conference call.

About Westway Group, Inc. Westway is a leading provider of bulk liquid storage and related value-added services and a leading manufacturer and distributor of liquid animal feed supplements. Westway operates an extensive global network of 25 operating facilities providing approximately 354 million gallons of total bulk liquid storage shell capacity and 37 facilities producing approximately 1.6 million tons of liquid feed supplements annually. Our bulk liquid storage business is a global business with infrastructure that includes a network of terminals offering storage to manufacturers and consumers of agricultural and industrial liquids, located at key port and terminal locations throughout North America and in Western Europe and Asia. Our liquid feed supplements business produces liquid animal feed supplements that are sold directly to end users and feed manufacturers, primarily supplying the beef and dairy livestock industries, throughout North America.

CONTACT: Thomas A. Masilla, Jr., Chief Financial Officer of Westway Group, Inc., +1-504-636-4245.